     As filed with the Securities and Exchange Commission on March 23, 2000

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                        PACKAGING CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)
                             ----------------------

               Delaware                                    36-4277050
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification  No.)

 1900 West Field Court, Lake Forest, IL                      60045
(Address of Principal Executive Offices)                  (Zip Code)

        PACKAGING CORPORATION OF AMERICA THRIFT PLAN FOR HOURLY EMPLOYEES

                        PACKAGING CORPORATION OF AMERICA
                 RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES

                        PACKAGING CORPORATION OF AMERICA
                      1999 LONG-TERM EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                 Richard B. West
                             Chief Financial Officer
                        Packaging Corporation of America
                              1900 West Field Court
                           Lake Forest, Illinois 60045
                                 (847) 482-3000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                  James S. Rowe
                                  Julie M. Hood
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601


                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
  TITLE OF SECURITIES TO BE      AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         REGISTERED           REGISTERED(1)(2)(3)   OFFERING PRICE PER     AGGREGATE OFFERING      REGISTRATION
                                                         SHARE(1)               PRICE(1)              FEE(1)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                10,200,000 shares         $9.6875             $98,812,500.00         $26,086.50
----------------------------------------------------------------------------------------------------------------

-------------------------
 (1) Estimated pursuant to Rule 457(h) solely for purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on March 20, 2000.

 (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the Packaging Corporation of America Thrift Plan for Hourly Employees and the Packaging Corporation of America Retirement Savings Plan for Salaried Employees to be offered or sold pursuant to the terms described thereon.

 (3) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in Part I (plan and registrant information) will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees, or the Packaging Corporation of America 1999 Long-term Equity Incentive Plan (the "Plans"), will be available without charge by contacting the Packaging Corporation of America Human Resources Department, 1900 West Field Court, Lake Forest, Illinois, 60045, telephone number (847) 482-3000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Packaging Corporation of America (the "Company") with the Commission are incorporated in this Registration Statement by reference:

              (a) The Company's Prospectus, dated January 27, 2000, filed pursuant to Rule 424(b) of the Securities Act, which relates to the Company's Registration Statement on Form S-1 (Registration No. 333-86963).

              (b) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

              (c) The description of the Company's common stock, par value $.01 per share, included under the caption "Description of Capital Stock" in the Prospectus forming a part of the Company's Registration Statement on Form S-1, initially filed with the Commission on September 13, 1999 (Registration No. 333-86963), including exhibits, as amended, and as may be further amended from time to time, which description has been incorporated by reference in Item 1 of the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on October 15, 1999.

              (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal period covered by the Company's document referred to in (b) above.

              (e) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Some of the legal matters in connection with the issuance of the common stock will be passed upon for the Company by Kirkland & Ellis, Chicago, Illinois. Some of the partners of Kirkland & Ellis, through an investment partnership, beneficially own, indirectly through PCA Holdings LLC, an aggregate of approximately 0.2% of the common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company is incorporated under the laws of the State of Delaware. Article Eight of the Company's Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

        Article V of the Company's Amended and Restated Bylaws provides, as permitted by Section 145 of the DGCL, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee , fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

ITEM 8. EXHIBITS.  An Exhibit Index is located at page 8.


    NUMBER      DESCRIPTION
   -------      -----------
        4.1     Second Amended and Restated Certificate of Incorporation of the
                Company, incorporated by reference to Exhibit 4.1 of the
                Company's Registration Statement on Form S-4 (Registration File
                No. 333-79511).

        4.2     Certificate of Amendment to Restated Certificate of
                Incorporation, incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration File
                No. 333-86963).

        4.3     Restated Bylaws of the Company, incorporated by reference to
                Exhibit 3.3 of the Company's Registration Statement on Form S-1
                (Registration File No. 333-86963).

        4.4 Form of certificate representing shares of common stock, par value $.01 per share, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-1
                (Registration File No. 333-86963).

        4.5     Packaging Corporation of America Thrift Plan for Hourly
                Employees and First Amendment of Packaging Corporation of
                America Thrift Plan for Hourly Employees.

        4.6     Packaging Corporation of America Retirement Savings Plan for
                Salaried Employees.

        4.7     Packaging Corporation of America 1999 Long-Term Equity Incentive
                Plan, incorporated by reference to Exhibit 10.18 of the Company's Registration Statement on Form S-1 (Registration File
                No. 333-86963).

        5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of common stock being registered hereby.

        5.2     Undertaking of the Company.

        23.1    Consent of Ernst & Young LLP.

        23.2    Consent of Arthur Andersen LLP.

        23.3    Consent of Kirkland & Ellis (included in Exhibit 5.1).


ITEM 9. UNDERTAKINGS.

        (a)     The undersigned registrant hereby undertakes:

                (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
                Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on March 23, 2000.

                           PACKAGING CORPORATION OF AMERICA

                           By:   /s/ RICHARD B. WEST
                                 --------------------------------
                           Name:  Richard B. West
                           Title: Chief  Financial  Officer, Vice  President
                                  and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 23, 2000.


      SIGNATURE                                 TITLE

/s/ PAUL T. STECKO                    Chairman of the Board and Chief Executive
----------------------------          Officer (Principal Executive Officer)
         Paul T. Stecko

/s/ RICHARD B. WEST                   Chief Financial Officer, Vice President
----------------------------          and Secretary (Principal Financial and
    Richard B. West                   Accounting Officer)

/s/ SAMUEL M. MENCOFF                 Director
----------------------------
  Samuel M. Mencoff

/s/ JUSTIN S. HUSCHER                 Director
----------------------------
  Justin S. Huscher

/s/ THOMAS S. SOULELES                Director
----------------------------
    Thomas S. Souleles

/s/ HENRY F. FRIGON                   Director
----------------------------
    Henry F. Frigon

/s/ RAYFORD K. WILLIAMSON             Director
----------------------------
    Rayford K. Williamson


Pursuant to the requirements of the Securities Act, the administrator of the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on March 23, 2000.

                              PACKAGING CORPORATION OF AMERICA
                              THRIFT PLAN FOR HOURLY EMPLOYEES

                              By: /s/ SCOTT D. SELBE
                                  ------------------------------
                                  Name: Scott D. Selbe
                                  Title: Plan Administrator


                              PACKAGING CORPORATION OF AMERICA
                              RETIREMENT SAVINGS PLAN FOR
                              HOURLY EMPLOYEES

                              By: /s/ SCOTT D. SELBE
                                  ------------------------------
                                  Name: Scott D. Selbe
                                  Title: Plan Administrator

                              PACKAGING   CORPORATION  OF  AMERICA
                              1999  LONG-TERM EQUITY INCENTIVE PLAN


                              By: /s/ ANDREA L. DAVEY
                                  ----------------------------------
                                  Name: Andrea L. Davey
                                  Title: Vice President Human Resources

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER     DESCRIPTION
     ------     -----------
        4.1     Second Amended and Restated Certificate of Incorporation of the
                Company, incorporated by reference to Exhibit 4.1 of the
                Company's Registration Statement on Form S-4 (Registration File
                No. 333-86963).

        4.2     Certificate of Amendment to Restated Certificate of
                Incorporation, incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration File
                No. 333-86963).

        4.3     Restated Bylaws of the Company, incorporated by reference to
                Exhibit 3.3 of the Company's Registration Statement on Form S-1
                (Registration File No. 333-86963).

        4.4 Form of certificate representing shares of common stock, par value $.01 per share, incorporated by reference to Exhibit 4.9 of the Company's Registration Statement on Form S-1
                (Registration File No. 333-86963).

        4.5     Packaging Corporation of America Thrift Plan for Hourly
                Employees and First Amendment of Packaging Corporation of
                America Thrift Plan for Hourly Employees.

        4.6     Packaging Corporation of America Retirement Savings Plan for
                Salaried Employees.

        4.7     Packaging Corporation of America 1999 Long-Term Equity Incentive
                Plan, incorporated by reference to Exhibit 10.18 of the Company's Registration Statement on Form S-1 (Registration File
                No. 333-86963).

        5.1 Opinion of Kirkland & Ellis with respect to the legality of the shares of common stock being registered hereby.

        5.2     Undertaking of the Company.

        23.1    Consent of Ernst & Young LLP.

        23.2    Consent of Arthur Andersen LLP.

        23.3    Consent of Kirkland & Ellis (included in Exhibit 5.1).


                                     -8-